Exhibit 99.1

Kaleido Biosciences Appoints Anne Prener, M.D., Ph.D.,

to its Board of Directors

LEXINGTON, Mass., April 3, 2020 – Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a chemistry-driven approach to leveraging the microbiome organ to treat disease and improve human health, today announced the appointment of Anne Prener, M.D., Ph.D., to its Board of Directors. Dr. Prener has more than 25 years of leadership experience within life sciences companies, and recently served as Chief Executive Officer (CEO) of Freeline Ltd.

“We are thrilled to welcome Anne to our Board. She brings extensive experience in clinical development and commercialization in multiple therapeutic areas, which will be instrumental to Kaleido as we continue to advance our pipeline of Microbiome Metabolic Therapies (MMT™),” said Michael Bonney, Executive Chair of Kaleido’s Board of Directors.

Dr. Prener has led companies and teams across several therapeutic areas, including a focus on rare diseases. As CEO of Freeline, a liver-directed gene therapy company, she scaled the company from preclinical stage to a fully integrated biotechnology organization, which included a broad, internally developed pipeline, two programs in clinical development and a commercial-scale, high-quality CMC and manufacturing platform. Prior to joining Freeline, she served as CEO of Gyroscope Therapeutics Ltd., a gene therapy company focused on eye diseases. Before that, Dr. Prener was Global Therapeutic Area Head of Hematology and Vice President, Clinical Research Hematology at Baxalta. During her time there, three new major product approvals in the U.S. and EU were secured along with a significant advancement in Baxalta’s hematology portfolio. Earlier in her career, Dr. Prener held several positions of increasing responsibility at Novo Nordisk, most recently serving as Senior Vice President, Hemophilia R&D Portfolio, where she was instrumental in building a portfolio of late stage and commercial hemophilia products.

Dr. Prener serves on the Boards of Directors of several life science companies, Rubius Therapeutics, Cellinta and Renovacor. She holds a Ph.D. in epidemiology and an M.D., both from the University of Copenhagen.

“With its differentiated approach to the microbiome and compelling human-centric discovery and development, Kaleido has the opportunity to redefine how we manage health and treat a broad range of diseases to impact patients’ lives. I look forward to working with the Board and talented leadership team as Kaleido continues to progress its programs and overall business,” said Dr. Prener.

About Kaleido Biosciences

Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to leveraging the microbiome organ to treat disease and improve human health. The Company has built a human-centric proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the organ’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our MMT candidates and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the breadth of our pipeline of product candidates, the strength of our proprietary product platform, the efficiency of our discovery and development approach, the clinical development and safety profile of our MMT candidates and their therapeutic potential, whether and when, if at all, our MMT candidates will receive approval form the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, and other risks identified in our SEC filings, including our most recent Form 10-K, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact

Amy Reilly

617-890-5721

amy.reilly@kaleido.com